EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TTM Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 30, 2013.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Irvine, CA

August 13, 2014